Exhibit 99.1

VIASPACE Reports on Demand for Fuel Cell Cartridges and Strategy for Direct Methanol Fuel Cell
Business

PASADENA, CA—February 21, 2007—VIASPACE Inc. (OTCBB: VSPC), a company commercializing proven technologies from NASA and the US Department of Defense, today reported on the emergence of fuel cell technology for portable electronics and the strategy of its Direct Methanol Fuel Cell Corporation subsidiary to capture a significant share of the large projected market for direct methanol fuel cell cartridges.

VIASPACE subsidiary Direct Methanol Fuel Cell Corporation (DMFCC) is engaged in developing, obtaining safety certification, manufacturing and distributing disposable methanol fuel cartridges to provide the energy source for laptop computers, cell phones and other portable electronic devices powered by direct methanol fuel cells. DMFCC expects to profit from the growing market for micro fuel cells for portable electronic devices by providing the global fuel cartridge manufacturing, distribution and sales infrastructure the industry requires. The company also offers patent protection for OEMs and manufacturers of direct methanol and other liquid hydrocarbon fuel cells.

Methanol fuel cells are expected to gain a substantial market share because they offer operating time two to three times longer than current lithium ion batteries, can support the increased energy demands of additional wireless and television features, are environmentally friendly, and may be instantaneously recharged by simply replacing the disposable fuel cartridge. According to analysts at Freedonia Group commercial demand for fuel cell products and services will increase nearly sevenfold to $2.6 billion in 2009. By 2014, those revenues are expected to reach $13.6 billion. The Darnell Group, ABI Research and other analysts predict an estimated 14 to 22% of notebook computers and 2.5% of mobile phones and other devices will be powered by fuel cells in 2012. Using industry projections for the number of computers and mobile phones with an average usage of 2 to 4 cartridges per month leads to a projection of 2 to 6 billion cartridges sold annually. With an estimated retail price of $3 for phone cartridges and $5 for computers, the DMFCC addressable fuel cartridge market has the potential to reach $8 to 24 billion annually.

Many companies including NEC, Toshiba, Hitachi, Fujitsu, Sanyo and others in Japan as well as Samsung and LG in Korea have demonstrated portable electronic devices using direct methanol fuel cells. Hitachi has announced the intention to go into initial production in 2007. Overall, the Asian companies have invested hundreds of millions of dollars and have in-house R&D teams working on direct methanol fuel cells and products using them.

DMFCC is in a unique position to help establish and benefit from the growth of the fuel cell industry. The company has licensed a large intellectual property portfolio including 56 issued and 62 pending patents on direct methanol fuel cell technology from Caltech and the University of Southern California. VIASPACE believes the broad and early patents are directly applicable to many of the direct methanol fuel cells being commercialized today and that the majority of the major direct methanol fuel cell players will need this patent protection. As part of an overall strategy, DMFCC is offering this crucial patent protection to manufacturers of fuel cells and portable electronics in exchange for using cartridges produced and distributed by DMFCC and its partners. DMFCC’s goal is to establish a global cartridge infrastructure which is necessary for the success of the fuel cell electronics industry and which can be much more profitable than simple patent licensing.

Also key to DMFCC’s strategy for growth are relationships with worldwide cartridge manufacturing partners that are already trusted suppliers to the portable electronics OEMs that produce products powered by fuel cells, and with distribution partners with known brands and existing channels to the retail market. The fuel cell cartridge business requires the following capabilities: cartridge design and safety certification; cartridge manufacturing; branding and marketing; distribution and sales. DMFCC’s strategy is to concentrate on its corporate strategic vision and internal strength in cartridge design and certification and build a global network of partners to fill out the team’s capabilities.

The company has key cartridge manufacturing partnerships in place. Its cartridge manufacturing partners in Korea — Elentec, SMC and Hyun Won — are current and trusted suppliers of lithium ion batteries and other products to Samsung and LG. DMFCC’s Japanese cartridge manufacturing partner, Sato Group, currently supplies printer cartridges to Japanese OEMs, and U.S. partner Nypro has global operations which provide plastic components to many companies. These cartridge partners have provided engineers to work with DMFCC to produce cartridge prototypes and to demonstrate their safety certification. The prototype cartridges have been shown to OEMs and at trade shows, and are in testing.

A crucial part of the cartridge infrastructure is distribution and sales, enabling the consumer to buy fuel cartridges for their laptop computer or mobile phone everywhere they concurrently buy disposable AA batteries; such as computer stores, office supply stores, grocery stores, hardware stores and convenience stores. This requires a distribution and sales strategy to the mass-market. DMFCC plans to partner with established companies that already have established retail channels and possibly consumer branding to enhance sales. The company is in discussions with potential distribution partners and VIASPACE has added Mr. Rick Calacci to its Board of Directors to help with the distribution and sales strategy.

A significant development for the direct methanol fuel cell business is the progress toward allowance of methanol fuel cells on airplanes. The Japanese companies and a US team led by the Underwriters Laboratories (UL) with DMFCC as a member joined together under the International Electrotechnical Commission (IEC) to write safety rules for fuel cells and fuel cartridges. The IEC safety specifications state that the fuel cartridge should not be refillable by the consumer because of safety reasons, and disposable cartridges are preferred. Based on these safety regulations, the International Civil Aviation Organization (ICAO), a UN body, decided to approve the use of methanol fuel cells on airplanes. Hydrogen fuel cells were not approved. Local air transportation bodies such as the FAA are now considering the case, and a favorable decision is expected in 2007.

Dr. Carl Kukkonen, CEO of VIASPACE, commented: “DMFCC is helping the micro fuel cell industry solve two critical issues—intellectual property protection and a global fuel cartridge supply infrastructure. With groundbreaking proprietary direct methanol fuel cartridge products, a global manufacturing network, and a comprehensive suite of fundamental fuel cell patents, DMFCC is in position to maximize penetration of this exciting new market.”

An expanded background of the fuel cell business and VIASPACE’s role in it can be found at www.VIASPACE.com.

About VIASPACE: Originally founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory. For more information, please visit our website at www.VIASPACE.com, or contact for Investor Relations, Dr. Jan Vandersande, Director of Communications at 800-517-8050, or IR@VIASPACE.com.

Press contact: Carl Kukkonen 626-768-3360
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This news release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or our future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Such factors include the risks outlined in our periodic filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 and our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006, as well as general economic and business conditions, the ability to acquire and develop specific projects and technologies, the ability to fund operations, changes in consumer and business consumption habits, and other factors over which VIASPACE has little or no control.